Exhibit 32.2
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               CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER OF
                         COMPETITIVE TECHNOLOGIES, INC.
                           PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


     I,  Michael  D.  Davidson,   am  Chief  Financial  Officer  of  Competitive
Technologies, Inc. (the Company).

     This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2004 (the Report).

     I hereby certify that to the best of my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2004                           /s/ Michael D. Davidson
                                                 -------------------------------
                                                 Michael D. Davidson
                                                 Chief Financial Officer of
                                                 Competitive Technologies, Inc.